Exhibit No. 99.1

                      [Letterhead of RepliGen Corporation]

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
CONTACT:
Walter C. Herlihy, Ph.D.                                    David A. Walsey
President and Chief Executive Officer                       The Ruth Group
(781) 250-0111, ext. 2000                                   (646) 536-7029

             Repligen Reports Second Quarter 2004 Financial Results

WALTHAM, MA - November 12, 2003 - Repligen Corporation (NASDAQ: RGEN) today reported results for the second quarter of fiscal year 2004 ended September 30, 2003. Total revenue for the quarter was $1,419,000 compared to total revenue of $1,687,000 for the second quarter of fiscal year 2003. Gross profit for the quarter was $678,000, or 48% of revenue compared to $1,025,000, or 61% of revenue for the second quarter of fiscal year 2003.

Operating expenses for the second quarter of fiscal year 2004 ended September 30, 2003 were $2,912,000 compared to $2,264,000, for the second quarter in fiscal year 2003. The net loss for the second quarter of fiscal year 2004 was $2,140,000 or $.07 per share, compared to $1,083,000 or $.04 per share for the second quarter of fiscal year 2003. Cash and investments as of September 30, 2003 were $27,754,000.

"We have made significant progress this quarter in advancing our secretin development programs and obtaining a better understanding of secretin's activity in the brain," stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. "We look forward to presenting the forthcoming results of our first Phase 3 trial in autism."

For the six-month period ended September 30, 2003, total revenues were $3,480,000 compared to $3,307,000 for the same period in fiscal year 2003. For the six-month period ended September 30, 2003, gross profit was $1,884,000, or 54% of revenue compared to $1,976,000, or 60% of revenue for the same period in fiscal year 2003.

Year-to-date operating expenses for the six-month period ended September 30, 2003 were $6,244,000 compared to $4,374,000 for the same period in fiscal year 2003. For the six-month period ended September 30, 2003, the net loss was $4,168,000 or $.14 per share compared to $2,074,000 or $.08 per share for the same period in fiscal year 2003.

Recent Highlights


      |X| The last patient in our first Phase 3 clinical trial of secretin in autism will have their last visit this month and the top line results are anticipated at the end of the year. The primary


                                     -more-

Repligen Reports Second Quarter 2004 Financial Results, November 12, 2003 Page 2 of 4


            endpoints of the study are improvements in social interaction as measured by the Autism Diagnostic Observation Schedule (ADOS) and Clinical Global Impression of Change (CGI).

      |X| All 15 of the Phase 3 sites have expressed interest in participating in the Phase 3 extension study which involves dosing with secretin once every three weeks for a period of a year and will enable us to collect valuable long term safety data. The extension study is being conducted at our election and will not impact the timeline of the Phase 3 study.

      |X| Our Phase 2 clinical trial protocol for secretin in schizophrenia has been accepted by the FDA and we plan to initiate this study at 5 centers in the United States later this month. This study will focus on the social deficits characteristic of many patients with schizophrenia and will target patients who are refractory to the current standard of care. There are approximately 2 million people in the United States with schizophrenia.

      |X| Secretin was shown to inhibit anxiety in a well-recognized animal model of fear and anxiety. This study was published in Psychopharmacology in October. Previous studies have established that activity in this model is correlated with anxiolytic activity in patients. This study provides additional evidence that secretin modulates the activity of the amygdala, part of a neural network implicated in the acquisition and expression of emotional and social behaviors, including fear and anxiety. We are currently evaluating how best to investigate the use of secretin in the treatment of anxiety disorders and plan to initiate a clinical study in an anxiety disorder in 2004.

      |X| We initiated a clinical trial in healthy volunteers to assess the safety, tolerability and pharmacokinetic profile of secretin when administered via subcutaneous injection. The goal of this study is to establish a dose of secretin when administered by subcutaneous injection that will be comparable to the blood levels that can be achieved when administered by intravenous injection. Subcutaneous dosing has the potential advantage of being administered in the home or in a community-based setting.

      |X| Repligen and The University of Michigan are prosecuting a lawsuit against Bristol-Myers Squibb for correction of inventorship of certain CTLA4 patents issued to Bristol-Myers Squibb. In September, the District Court found that Repligen and the University of Michigan had not proven by clear, convincing and corroborative evidence that the University of Michigan scientist is a sole or joint inventor of any of the patents in suit. Repligen has filed a Notice of Appeal with the United States Court of Appeals for the Federal Circuit to the ruling of the United States District Court for the Eastern District of Michigan. We will continue to aggressively assert our position on the patents that are the subject of this lawsuit.

      |X| Repligen received a Notice of Allowance from the United States Patent and Trademark Office for a patent covering the use of CTLA4-Ig for the treatment of rheumatoid arthritis, multiple sclerosis, systemic lupus erythematosis and scleroderma. This allowed patent will remain in force until 2020 and is independent from the patents on CTLA4-Ig which are the subject of the lawsuit that we are prosecuting against Bristol-Myers Squibb.


                                     -more-

Repligen Reports Second Quarter 2004 Financial Results, November 12, 2003 Page 3 of 4


About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to partially support the development of our proprietary products. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

                             SELECTED FINANCIAL DATA

Operating Statement Data:

                                                  Three Months Ended                    Six Months Ended
                                                     September 30,                        September 30,
                                                2003              2002               2003               2002
                                           ---------------------------------------------------------------------
Total revenue                              $  1,419,000       $  1,687,000       $  3,480,000       $  3,307,000
Cost of revenue                                 741,000            662,000          1,596,000          1,331,000
                                           ------------       ------------       ------------       ------------
Gross profit                                    678,000          1,025,000          1,884,000          1,976,000

Operating expenses:
  Research and development                    1,901,000          1,254,000          3,330,000          2,482,000
  Selling, general and administrative         1,011,000          1,010,000          2,914,000          1,892,000
                                           ------------       ------------       ------------       ------------
       Total costs and expenses               2,912,000          2,264,000          6,244,000          4,374,000
                                           ------------       ------------       ------------       ------------

Loss from operations
                                             (2,234,000)        (1,239,000)        (4,360,000)        (2,398,000)

Investment and interest income                   94,000            156,000            192,000            324,000
                                           ------------       ------------       ------------       ------------

Net loss                                   $ (2,140,000)      $ (1,083,000)      $ (4,168,000)      $ (2,074,000)
                                           ============       ============       ============       ============

Basic and diluted net loss per share
outstanding                                $       (.07)      $       (.04)      $       (.14)      $       (.08)
                                           ============       ============       ============       ============

Weighted average number of basic and
diluted shares outstanding                   29,860,000         26,643,000         29,424,000         26,643,000
                                           ============       ============       ============       ============


Balance Sheet Data:
                                September 30, 2003            March 31, 2003
                                ------------------            --------------

Cash and investments               $27,754,000                 $18,909,000

Total assets                        35,064,000                  26,793,000

Stockholders' equity                32,327,000                  24,550,000


                                     -more-

Repligen Reports Second Quarter 2004 Financial Results, November 12, 2003 Page 4 of 4


This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, plans and objectives for future operations, clinical trials and results, litigation strategy, product research, development and manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the success of our clinical trials and our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of current and future litigation regarding our patent and other intellectual property rights, the risk of litigation with collaborative partners, our limited sales and marketing experience and capabilities, our limited manufacturing capabilities and our dependence on third-party manufacturers and value-added resellers, our ability to hire and retain skilled personnel, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies that may develop new approaches to the treatment of our targeted diseases, our history of losses and expectation of incurring continued losses, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, our volatile stock price, the effects of our anti-takeover provisions, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.